UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

XBP EUROPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 East Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XBP	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the  Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 30, 2024, XBP Europe Holdings, Inc. (the “Company”) received written notice (the “Notification Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days prior to the date of the Notification Letter, the Company’s Market Value of Listed Securities (“MVLS”) was below the $50 million minimum MVLS requirement for continued listing on The Nasdaq Global Market (“NGM”) under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The Notification Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities.

The Notification Letter does not impact the Company’s listing on the NGM at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company will have 180 calendar days, or until February 26, 2025 (the “Compliance Date”), to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the Company’s MVLS must equal or exceed $50 million for a minimum of ten consecutive business days at any time prior to the Compliance Date. If the Company regains compliance with the MVLS Rule, Nasdaq will provide the Company with written confirmation and will close the matter.

In the event that the Company does not regain compliance with the MVLS Rule by the Compliance Date, Nasdaq will provide written notification to the Company that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Notification Letter notes that the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (the “NCM”) provided that it then satisfies the requirements for continued listing on that market.

On September 4, 2024, the Company made a formal application to Nasdaq to transfer its listing from the NGM to the NCM. There can be no assurance that Company’s application to NCM will be accepted by Nasdaq or that the Company will ultimately regain compliance with all applicable requirements for continued listing on the NGM, including, but not limited to the MVLS Rule, and the Company’s previously reported non-compliance with the NGM’s $15 million market value of publicly held shares standard (for which the Company has until October 16, 2024 to regain compliance with).

Cautionary Information Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with the MVLS Rule that is satisfactory to Nasdaq and the Company’s ability to evidence compliance with the MVLS Rule within the required timeframe. These statements are based on the current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of such filings are available on the SEC’s website at www.sec.gov. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2024

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Dejan Avramovic
Chief Financial Officer